Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into between Textechnologies, Inc, (the “Purchaser”), Charms Investments Limited (the “Seller”) and Middleton Settlement Ltd, (the “Company”), effective as of December 1st, 2006 (the “Effective Date”) For purposes of this Agreement, each of Purchaser and Seller shall be referred to individually as a “Party” and both of them shall be referred to collectively as the “Parties”
Recitals

A.    Seller desires to sell all of the outstanding and issued shares (the “Stock”) of MIDDLETON SETTLEMENT LIMITED a company registered under the laws of England and Wales under company number 05331110, owned by seller, which stock constitutes 100% of the total issued and outstanding shares of MIDDLETON SETTLEMENT LIMITED.

B.    Buyer desires to pay the entire purchase consideration by delivery to the seller of shares in the publicly traded company known as Textechnologies, Inc, and seller has agreed to accept as payment of the purchase price certain common shares of Textechnologies, Inc., as more fully described herein.

C.    Seller wishes to sell 100 % of the issued and outstanding common stock of MIDDLETON SETTLEMENT LIMITED to Purchaser, and Purchaser wishes to purchase 100% of the common stock of MIDDLETON SETTLEMENT LIMITED from Seller, according to the terms and conditions of this Agreement.

Agreement

In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

1.    Purchase of Stock of MIDDLETON SETTLEMENT LIMITED

1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the common stock of MIDDLETON SETTLEMENT LIMITED, a UK company, owned and controlled by seller as of date hereof.

1.2    Purchase Price. The Purchase Price for the MIDDLETON SETTLEMENT Stock shall be $250,000 (Two Hundred Fifty Thousand) dollars US, the “Purchase Price”.
1.3    Closing. The purchase and sale of the stock of MIDDLETON SETTLEMENT LIMITED shall be consummated in the manner described in this Section 1.3. Closing shall occur on or before December 1st, 2006 “Closing Date”). All parties agree that all representations, covenants and warranties set fourth herein shall be true and correct as of the Closing Date, and same shall be a condition to Closing. At Closing, the following shall occur:

(a)    Purchaser shall deliver to seller registered in Seller’s name one lump sum payment of $250,000.

(b)    Upon receipt of the consideration specified in paragraph 1.2, Seller shall deliver to the Purchaser:

(i)    a stock certificate or certificates representing 100 % of the issued and outstanding common stock of MIDDLETON SETTLEMENT, together with Seller’s signature, which signature shall be guaranteed by an eligible guarantor institution with membership in an approved signature guaranty medallion program pursuant to Securities and Exchange Commission Rule 17A8-15 if so requested by the Purchaser, together with all Company’s kits including, and all documents relating to the Company.

(ii)            A certificate Good Standing confirming that MIDDLETON SETTLEMENT is incorporated and in good standing as of the closing date.

(iii)          All Books and Records of the Company including but not limited to: By-laws, Articles of Incorporation (amendments, if any) and Minute Book.

(iv)          A certificate from all officers of MIDDLETON SETTLEMENT acknowledging that the representations and warranties of the Company set forth herein are true and correct as of the Closing.

2.    Representations 0f Seller. Seller represents, warrants and agrees to and with Purchaser as follows as of the Effective Date and as of the date (the “Closing Date”) on which the purchase and sale of the Shares is consummated:

(a)    Seller is the sole beneficial, legal, and record owner of the MIDDLETON SETTLEMENT LIMITED Shares, and has good and marketable title to the Shares;

(b)    Seller has full power, authority, and legal right to sell the Shares;

(c)    There are no charges, claims, liens, pledges, or other encumbrances on the Shares;

(d)    This Agreement constitutes a legal and binding obligation of the Seller, and is valid and enforceable against the Seller and Seller’s successors in accordance with its terms;

(e)    Other than applicable securities laws, there are no restrictions on Seller’s right or ability to sell the Shares to Purchaser;

(f)    The Shares are registrable in the name of the Purchaser;

(g)    The Seller has full power, authority, and legal right to sell the Shares to the Purchaser pursuant to the terms of this Agreement;

(h)    The execution, delivery and performance of this Agreement by the Seller does not require the consent or approval of any other person, entity or governmental agency. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms and not in violation of any other agreements, instruments, order or judgment by which Seller is bound or subject. The Seller has the full right, power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance. Seller has duly executed and delivered this Agreement, which is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(i)    The execution and delivery of this Agreement and the performance of the obligations imposed on Seller hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Seller or Seller's properties, will not conflict with constitute a default under, or result in the breach of, any contract, agreement or other instrument to which Seller is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by Seller;

(j)    There is no litigation or proceeding pending or, to the best knowledge of Seller, threatened, against Seller, which would have an effect on the validity or performance of this Agreement;

(k)    There are no restrictions on the transfer of the Shares to Purchaser and Purchaser is entitled to have the Shares registered in its name;

(l)    Upon delivery of the Shares and payment of the consideration therefor pursuant to this Agreement, title to such securities, free and clear of all liens, encumbrances and pledges (except for restrictions on transferability under the Act), will pass to the Purchaser. The delivery of the Shares to the Purchaser pursuant to this Agreement will transfer legal and valid title thereto, free and clear of all liens, claims, charges and other encumbrances and other than as set forth herein, subject to no condition to, or restriction on, the ability of the holder thereof to sell, assign or otherwise transfer such securities, whether set forth in such security or arising under contract or by operation of law, except for restrictions on transferability under the Act and any applicable state securities laws;

(m)    Seller shall take all action necessary, as the Purchaser shall request, to cause the Company and/or its transfer agent to have the Purchaser registered as the holder of record of such securities at no cost to the Purchaser;

(n)    The Shares are not subject to any right of first refusal or other similar right in favor of any person;

(o)    Seller is a director, officer, and major stockholder of the Company; and

3.    Representations 0f Purchaser. Purchaser hereby represents, warrants, and agrees to and with Seller as follows:

(a)    Purchaser has full power, authority, and legal right to purchase the Shares from Seller, and the execution of this Agreement by Purchaser does not require the consent of, or notice to, any party not previously obtained or given;

(b)    This Agreement constitutes a legal and binding obligation of the Purchaser, and is valid and enforceable against Purchaser and Purchaser’s successors in accordance with its terms;

(c)    Investment Representations.

(i)    Seller acknowledges being informed that the Company’s common stock is being received as part of the purchase consideration and delivered at closing to Purchaser is not registered under the Securities Act of 1933;

(ii)          Seller has not obtained any representative to review or evaluate its purchase of common stock in the Company and, by reason of Purchaser’s knowledge and experience in financial and business matters in general, Purchaser is capable of evaluating the merits and risks of this transaction; seller has been afforded the opportunity to have his financial and or legal advisor review or evaluate the merits of the transaction herein contemplated.

(iii)         Seller has examined this Agreement and has been given access to all underlying documents related to this transaction, or will be on or before the Closing date, and is (or will be) satisfied that it has received such information as Purchaser deems necessary or appropriate as a prudent and knowledgeable investor to verify the accuracy of such information and to evaluate the merits and risks of buying common stock in the Company. Purchaser has carefully evaluated its financial resources, investment condition and the risks attendant upon this investment, and acknowledges that it is able to bear the economic risks of this investment;

(iv)        Seller realizes that neither the Securities and Exchange Commission nor the securities regulatory body of any country or state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(v)          At the time of this Agreement or on or before the Closing, seller reviewed the economic consequences of this Agreement, was afforded access to the books and records of the Company (including but not limited to corporate minute book and filings with the U.S. Securities and Exchange Commission), conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. Seller has had the opportunity to discuss the sale of the Shares with Purchaser and the Company, and seller has obtained or been given access to all information concerning, including information concerning the Closing, that seller has requested;

(vii)        Seller confirms that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision. Seller understands the term "accredited investor" as used in Regulation D promulgated under the United States Securities Act of 1933 and represents and warrants to the purchaser   Textechnologies, Inc. that seller is an "accredited investor" for purposes of acquiring the Common Stock purchased by it hereunder;

(viii)       Seller acknowledges being informed and agrees that certificates for Company common stock issued to it are subject to the provisions of securities Regulations and
(viv)       Both parties hereby acknowledge that this is not an arms length transaction per se as Seller is the largest bloc shareholder of Textechnologies, Inc., though both acknowledge that the consideration given is both adequate and fair given current market evaluations of the company.

(d)    Previous Agreements. Neither then execution, delivery, nor performance of this Agreement shall conflict with or result in the breach of any material term, condition, provision of or constitute a default under any material agreement, contract instrument or lease to which Purchaser is a party or by which Purchaser is bound.

(e)    Seller understands that the Shares and the transfer of Shares pursuant to this Agreement have not been registered under federal or state securities laws and the Shares are “restricted” securities as defined in Rule 144 under the Securities Act of 1933, as amended (the “Act”). Purchaser understands that the sale, offer for sale, transfer, pledge or hypothecation of the Shares may only be accomplished if there is an effective registration statement covering that transaction (under applicable U.S. federal and state securities laws) or if the transaction is exempt from registration (under all U.S. federal and state securities laws)

(f)    Purchaser understands that until Closing, Seller shall continue as a director, officer, and major stockholder of MIDDLETON SETTLEMENT LIMITED, and shall operate the business in the ordinary course of business.

4.    Representations of the Company.

4.1    Due Organization and Qualification; Subsidiaries; Due Authorization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification. The undersigned signatory executing this Agreement on behalf of the Company is the President of the Company and has full authority to execute this Agreement on behalf of the Company. The Board of Directors of the Company have approved the transactions contemplated by this Agreement.

(a)    The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(b)    The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.2    No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any agreement, arrangement or commitment to which it is a party.

4.3    Financial Statements. The Company shall provided seller financial information, including copies of the balance sheets of the Company at 2002, 2003, and 2004 the related statements of operations and stockholders’ cash flows for the fiscal years then ended, including the notes thereto, as audited by the Company, chartered accountants, and the balance sheet of the Company (all such statements being referred to collectively as the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. These statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices. The Company is aware of no facts or circumstance, not disclosed in the Company’s SEC Reports or hereby which adversely affects the Company assets or affects the financial condition of the Company.

4.4    Indebtedness; Contracts; No Defaults. The Company has no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party that are currently in default or past due.

(a)    Neither the Company, nor any other person or entity is in breach or in default under any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party.

(i)    any agreement of any nature including but not limited to: any employment or consulting agreement, contract or commitment, with any employee or individual consultation or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization; any agreement or plan, including, without limitation, any stock option plans, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any agreement, contract or commitment containing any covenant limiting the freedom of Textechnologies, Inc. to engage in any line of business or to compete with any person; any agreement, contract or commitment relating to capital expenditures and involving future payments; any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise any dealer, distribution, joint marketing or development agreement; or any other agreement, contract or commitment.

(ii)   any fidelity or surety bond or completion bond;

(iii)          any lease of personal property;

(iv)          any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(v)           any purchase order or contract for the purchase of materials; and

(vi)          any construction contracts.

4.5    Real Property. The Company currently is leasing it’s space and in negotiations with the Landlord for possible purchase of the property outright.

4.6    Compliance with Law. The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(a)    The Company is in compliance with all applicable federal, state, and local laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any liability or other obligations of the Company under any environmental laws.

4.7    Permits and Licenses. The Company is current in all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body.

4.8    Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Middleton Settlement has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of Middleton Settlement and that it has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

4.9    Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Middleton Settlement and all amendments to each are true, correct and complete. The minute books of Middleton Settlement contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. To the best of the directors knowledge, the stock books of Textechnologies, Inc. are true, correct and complete.

4.10          Patents; Trademarks and Intellectual Property Rights. Textechnologies, Inc. does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature, nor to Textechnologies, Inc. knowledge is Textechnologies, Inc. in violation of other’s patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature..

4.11          Trading. Textechnologies, Inc. Common Stock is currently listed for trading on the OTC Pink Sheets (the “Bulletin Board”), and Textechnologies, Inc. has received no notice that its Common Stock is subject to being delisted therefrom. To the knowledge of Textechnologies, Inc. there is no action, inquiry or investigation pending or threatened against Textechnologies, Inc. by Nasdaq, the NASD or the SEC.

4.12          Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) is required by or with respect to Middleton Settlement in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

4.20    Employees. All employees of Middleton Settlement Limited shall continue to be employed by Middleton Settlement Limited who shall continue to be their employer , the employees of Middleton Settlement shall not become employees of Textechnologies, Inc.

4.21    SEC Filings; Financial Statements.  Textechnologies, Inc. has filed all forms, reports and documents required to be filed with the SEC (collectively, the “Textechnologies, Inc. SEC Reports”). The Textechnologies, Inc. SEC Reports (i) at the time they were filed, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of fact or omit to state a fact require to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Textechnologies, Inc. makes no representation or warranty whatsoever concerning the Textechnologies, Inc. SEC Reports as of any time other than the time they were filed.

  4.22    No Changes.  In the past 30 calendar days at Middleton Settlement there have not been, occurred or arisen any:

(a)    amendments or changes to the Certificate of Incorporation or Bylaws

(b)    capital expenditure or commitment

(c)    destruction of, damage to or loss of any assets, business or customer (whether or not covered by insurance);

(d)    labor trouble or claim of wrongful discharge or other unlawful labor practice

(e)    change in accounting methods or practices (including any change in depreciation or amortization policies or rates)

(f)    revaluation of any assets;

(g)    declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock

(h)    increase in the salary or other compensation whether cash or equity-based, payable or to become payable to any of the officers, directors, employees or advisors or the declaration, payment or commitment or obligation of any kind for the payment, of a bonus or other salary or compensation to any such person;

(i)    increase, or announcement of any increase, in the wages, salaries, compensation, bonuses, incentives, pension, or other benefits payable to any of employees, consultants, or directors;

(j)    Loans to any person or entity, of any indebtedness, of any indebtedness, issuance or sale of any debt or guaranteeing of any debt securities of others;

(k)    waiver or release of any right or claim of including any write-off or other compromise of any account receivable ;

(l)    the commencement or notice or threat or reasonable basis therefor of any lawsuit;

(m)   issuance or sale, or contract to issue or sell of any shares of the capital stock or any or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing~~;~~

(n)    event or condition of any character that has had or is reasonably likely to have an adverse effect upon this transaction;

(o)    transaction outside of the ordinary course of business.

(p)    negotiation or agreement or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (o).

4.23    Minute Books.  The minutes of Middleton Settlement (to be delivered to counsel for the Purchaser on or before the Closing Date) are the only minutes of Middleton Settlement and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of Middleton Settlement and their respective shareholders or actions by written consent since the time of incorporation.

4.24    Environmental Matters.

(a)    Hazardous Material. Middleton Settlement has never: (i) operated any underground storage tanks at any properties at any time owned, operated, occupied or leased;

(b)    Hazardous Materials Activities. The Company has never transported, stored, used, manufactured, disposed of, released or exposed its employees or others to engaged in any Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has either of them disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”). Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)    Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company has no knowledge of any fact or circumstance which could reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

4.25    Compliance with Laws.  The Company has not received any notices of violation with respect to, has complied with, and is not in violation of, and any foreign, federal, state or local statute, law or regulation.

4.26    Warranties; Indemnities.  The Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

4.27    Compliance. The Company has complied with all laws, regulations and orders applicable to its present and proposed business and has all permits, variances, orders, approvals, and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, that would reasonably cause an adverse effect on the Company or affect this Agreement, or, so far as the Company may now reasonably foresee, in the future is reasonably likely to cause an adverse effect on the Company. None of the Shareholders of the Company nor any employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non competition or non-solicitation.

5.      Additional Covenants.

5.1    Brokerage Commissions and Finders’ Fees. There are no brokerage commissions or finders fees payable as a result of the transaction.

5.2    Conduct of The Company.  During the period from the date of this Agreement and continuing until the Closing Date, the Company, agrees to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the present business organizations of the Company, all with the understanding that the Company must eliminate all liabilities of the Company prior to the Closing Date. The Company shall promptly notify the Purchaser of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company.

5.3    The Company shall not, without the prior written consent of its board of directors and if required by law of its majority shareholders:

(a)    declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor) except for repurchases of shares of the Company’s Common Stock from employees of the Company, as the case may be, in connection with the termination of their employment;

(b)    issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Company capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Middleton Settlement to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options, except for the issuance of shares of the Company’s Common Stock upon the exercise or conversion of those options, warrants or other rights, or convertible securities that are outstanding on the date hereof;

(c)    cause or permit any amendments to the Articles of Incorporation or Bylaws of the Company;

(d)    acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(e)    sell, lease, license or otherwise dispose of any of its properties or assets;

(f)    incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities;

(g)    grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

(h)    grant any severance or termination pay to any director, officer, employee, or service provider of the Company;

(i)    adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

(j)    revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(k)    make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)    accelerate the vesting schedule of any of the outstanding stock options of the Company;

(m)    take, or agree in writing or otherwise to take, any of the actions described in sub-Sections (a) through (l) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or any other action not in the ordinary course of the business or inconsistent with past practice of the Company.

  5.4    Termination of Agreements.  The Company shall terminate, or cause to be terminated, prior to the Closing Date, all agreements between the Company and any person (other than non-disclosure, confidentiality, invention agreements, and any other agreements entered into as expressly contemplated and provided for by this Agreement). There are no subsidiaries of the Company.

5.5    Expenses. Each respective Party will pay all expenses and fees of their respective legal counsel, accountants, and other agents and advisers incurred pursuant to this Agreement regardless of whether the transactions contemplated in this Agreement are consummated.

6.     Miscellaneous.

6.1    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and the parties acknowledge that the contemplated transactions constitute related party transactions due to common share ownerships in the purchaser ,the seller and the company and the company agrees to disclose the transaction as a related party transaction and accounting of the transaction shall reflect the related party nature thereof.

6.2    Notice. All notices, requests, demands, directions and other communications (“Notices”) provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 6.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 6.2. When sent by Telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

Purchaser: Textechnologies, Inc.
Attention Peter Maddocks,
Chief Executive Officer
Fax.: (44) 0207-822-2211

Seller:  Charms Investments Limited
c/o T F C Secretarial Services,
Grettton House, Grand Turks,
Turks and Caicos Islands, B.W.I.
Fax: (44) 0207 000 1381

Either Party may change his or its respective address for purposes of this Section

6.2 by giving the other Party notice of the new address in the manner set forth above.

6.3    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

6.4    Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

6.5    Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

6.6    Inurement. This Agreement shall be binding upon all of the Parties, and it shall benefit, respectively, each of the Parties, and their respective successors and assigns. This Agreement shall not be assignable by any Party. There are no third party beneficiaries to this Agreement.

6.7    Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

6.8    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

6.9    Survival of Representations and Warranties. Each covenant, agreement, representation, warranty of the Parties under this Agreement and their obligations hereunder shall survive for two years the execution of this Agreement.

6.10    Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Seller, the Company, or Purchaser (including for purposes of arbitration, affiliates, professional advisors, accountants, attorneys, or agents of the Purchaser, the Company, and/or Seller, on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of United States law or statute shall be settled by arbitration. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three-person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

PURCHASER:

____________________________________________
Signature

Date: ____________________________________	By: Textechnologies Inc________________________________
Title: Peter Maddocks, Director

SELLER:

____________________________________________
Signature

Date: ____________________________________	By: Charms Investments Limited__________________________
Title: Clinton Greyling, Director